John Hancock Funds U.S. Wealth Management 601 Congress Street Boston, MA 02210-2805 (617) 663-3000 Fax: (617) 663-2197

April 14, 2011

State Street Bank and Trust Company

Lafayette Corporate Center – LCC/5

Two Avenue de Lafayette

Boston, MA 02111

Attention: Denis Valdinocci, Vice President

Re: Establish Series of Shares

Ladies and Gentlemen:

Please be advised that John Hancock Funds (the “Fund”) has established John Hancock Hedged & Equity Income Fund (the “New Series”):

In accordance with Section 22.6, the Additional Funds provision, of the Master Custodian Agreement dated as of September 10, 2008 (the “Agreement”) between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank acknowledge this notice under the terms of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

JOHN HANCOCK FUNDS III

By:	/s/ Michael P. Jewkes
Name:	Michael P. Jewkes
Title:	Assistant Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

Effective Date: April 14, 2011

This communication is intended only for the recipient named above. It may contain information that is privileged, confidential and subject to copyright. Any unauthorized use, copying, review or disclosure is prohibited. Please notify the sender immediately if you have received this communication in error (by calling collect, if necessary) so that we can arrange for its return at our expense.

Appendix A

To the

MASTER CUSTODIAN AGREEMENT

Dated September 10, 2008

Between

John Hancock Funds and

State Street Bank and Trust Company

Amended As of: April 14, 2011

JOHN HANCOCK FUNDS

JOHN HANCOCK BOND TRUST

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Global Opportunities Fund

John Hancock Large Cap Equity Fund

John Hancock Small Cap Intrinsic Value Fund

John Hancock Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SERIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SERIES TRUST

John Hancock Mid Cap Equity Fund

JOHN HANCOCK SOVEREIGN BOND FUND

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John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Strategic Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

JOHN HANCOCK CLOSED END FUNDS

John Hancock Bank & Thrift Opportunity Fund

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investors Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Tax Advantaged Global Shareholder Yield Fund

John Hancock Tax-Advantaged Dividend Income Fund

JOHN HANCOCK FUNDS III

John Hancock Classic Value Mega Cap Fund

John Hancock Core High Yield Fund

John Hancock Disciplined Value Fund

John Hancock Disciplined Value Mid Cap Fund

John Hancock Global Shareholder Yield Fund

John Hancock International Core Fund

John Hancock International Growth Fund

John Hancock International Value Equity Fund

John Hancock Leveraged Companies Fund

John Hancock Small Cap Opportunities Fund

John Hancock Small Company Fund

John Hancock Rainier Growth Fund

John Hancock U.S. Core Fund

Fund FOF - Index

John Hancock International Allocation Portfolio

NON-CUSTODY ACCOUNTS

John Hancock Bulk Trading Account

John Hancock Joint Repo Account

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